UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 31, 2006
Date of Report (Date of earliest event reported)
CEPHEID
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-30755 (Commission file number)	77-0441625 (I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On October 31,2006, Cepheid amended its existing change of control retention and severance agreement with Humberto Reyes, its Executive Vice President, Operations. Under the amended agreement (the “Agreement”), if Mr. Reyes is terminated other than for cause or is constructively terminated, in each case within one year of a change of control (as defined in the Agreement), Mr. Reyes will receive a lump sum payment of cash equal to eighteen months base salary and any and all restricted shares and stock options that are unvested immediately prior to the change of control will become fully vested and exercisable. A copy of the amended and restated change of control retention and severance agreement is filed herewith as Exhibit 10.01.
     The description contained in this Item 1.01 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02(e).
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Title

10.01	Amended and Restated Change of Control Retention and Severance Agreement dated October 31, 2006 by and between Cepheid and Humberto Reyes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid

Date: November 6, 2006	By:	/s/ John R. Sluis Name: John R. Sluis
Title: Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

10.01	Amended and Restated Change of Control Retention and Severance Agreement dated October 31, 2006 by and between Cepheid and Humberto Reyes.